EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

This Agreement, made and entered into this 10 day of March , 2021 (hereinafter referred to as the "**Agreement**") by and between by and between **Nutriband Inc.**, a company duly incorporated under the laws of the state of Nevada ("**Company**"), and **BPM Inno Ltd., a private company formed under the laws of _Israel, with a principal office located at 12 Ben-Tzvi, Kiryat Motzkin("Distributor")**. Company and Distributor may be referred to herein, each as a "**Party**" and both as the "**Parties**"

WITNESSETH:

WHEREAS, Company markets, processes and sells certain Products listed in **Exhibit A**, and wishes to engage Distributor as its exclusive Distributor for the sale of the Products in the Territory, as hereinafter defined; and

WHEREAS, Distributor wishes to purchase the Products and to act as such exclusive Distributor of such Products, under the terms and conditions herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. As used herein, the terms set forth below shall have the meanings given to them there.

 1.1 "Affiliate" shall mean any other entity (a) that directly or indirectly controls, or is under common control with, or is controlled by one of the Parties or (b) is at least 50% beneficially owned by one of the Parties. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).

 1.2 "Confidential Information" shall mean Know-How and other confidential or proprietary information regarding Company's or Distributor's business or any aspect of this Agreement, including, without limitation, customer lists and financial, marketing and other information which either Party has acquired or may acquire from time to time from the other party with the understanding that such information and/or data are confidential.

 1.3 "Know-How" shall mean all production procedures, all design, engineering, production, manufacturing and other technical data, information, specifications, designs, methods, processes, systems, test reports, guidelines and trade secrets relating to the manufacture, use and sale of the Products, which either Company or Distributor has separately acquired or may acquire from time to time and reasonably considers confidential, which are not generally known, and which are of material commercial value.

1.4 "Person" shall mean an individual, firm, corporation (wherever incorporated), partnership, limited liability company, joint venture, whether or not having separate legal personality, or any other entity.

1.5 "License Agreement" shall mean the License Agreement

1.6 "Products" shall mean those products listed in Exhibit A, It is agreed that Exhibit A shall be modified by the Parties from time to time to include all additional products made available by the Company to its customers, any such additional products shall be deemed "Products" for all intents and purposes hereunder.

1.7 "Purchase Order" shall refer to a purchase order sent by Distributor to Company, in a form to be agreed between the Parties, setting forth the quantity of Products and the desired delivery date.

1.8 "Territory" shall have the meaning described in **Exhibit B**, as the Parties shall mutually agree to adjust from time to time.

2. **Appointment, Products and Territory**

2.1 Appointment. Company hereby appoints Distributor as its exclusive Distributor for the sale, purchase and resale of the Products in the Territory, subject to the terms and conditions of this Agreement. Distributor accepts the appointment and agrees to purchase the Products from Company under the terms and conditions of this Agreement.

2.2 Permits and law. Distributor undertakes to operate under this Agreement in full compliance with any applicable laws and regulations. Distributor shall be responsible to obtain any and all permits and licenses in the Territory required in order to use and sell the Products as described herein at its own expense.

2.3 Relationship of the Parties. The relationship between Company and Distributor is that of independent contractors and not that of employer-employee or principal-agent. Distributor shall not be the agent or legal representative of Company, nor shall Company be the agent or legal representative of Distributor. Neither Company nor Distributor shall have the right, power or authority to assume or undertake any obligation whatsoever or make any representation on behalf of the other unless authorized to do so in writing.

3. **Orders and Delivery**

3.1 Placement of Purchase Orders. Distributor shall place orders for the Products with the Company on a standard Purchase Order form approved by both Parties. The Company shall have 14 Business Days to either confirm or reject, or request Distributor to amend the Purchase Order. Failure by the Company to confirm a Purchase Order within the periods set forth above shall be deemed acceptance thereof.

3.2 Time is of the Essence. Company acknowledges that time is of the essence in the delivery of Products in accordance with the respective delivery dates set forth in the Purchase Orders.

3.3 Conflict; inconsistency. In the event of any conflict or inconsistency between terms set forth in the Purchase Order and the terms of this Agreement, the terms of the Purchase Order shall prevail.

4. **Terms of Distribution**

4.1 Use of Products. Distributor shall be entitled, at its discretion, either alone and initially through Rambam Med-Tech, within the Territory to re-sell the Products in their original form as acquired from the Company from time to time.

5. Prices and Terms of Payment

5.1 Prices. Prices for the Products shall be Cost + 15%, as may be reasonably amended by Company from time to time by giving one hundred and eighty (180) day prior written notice to Distributor. In case of price increase, such increase shall not affect any Purchase Order already submitted by Distributor prior to the effective date of the price change.

5.2 For the purpose hereof, the term "Cost" shall mean:

If the Company will produce the Products: the Company's direct costs of producing the Product in connection with goods sold, expressly excluding research and development costs, labor costs, Company overheads, advertising and marketing costs, license fees, transportation cost, storage cost and royalties.

5.3 Resale Prices. Distributor shall be entitled to set its own resale prices and terms.

6. Undertakings by the Company

6.1 Company's Undertakings

6.1.1 Company shall cooperate with Distributor in scheduling and performing its obligations hereunder so as to comply with Distributor's requirements for the supply of Products, in accordance with the Purchase Orders.

6.1.2 Provide Distributor with all required and relevant information known to Company as a result of industry standard due diligence and necessary to comply with all statutes, rules and regulations relating to the sale of the Products in the Territory. Company also agrees to promptly conduct all required testing of the Products and obtain all required registrations of the Products in all pertinent marketplaces for the Products in the Territory.

6.1.3 In order to support the sale of its Products by Distributor in the Territory, the Company shall perform and/or provide the following: sales literature; Product samples and complete physical property specifications of Products; Product certification; and documentation exhibiting appropriate quality controls utilizing statistical process controls and generally acceptable industry methods.

6.1.4 Comply with all laws and regulations applicable to the Products and to the sale thereof to the Distributor in the State of Israel and in applicable territories of third-party Product producers.

6.2 Representations and Warranties of Distributor.

6.2.1 The owners of Distributor are listed on Exhibit C, shall be treated as confidential by the Parties;

6.2.2 None of the owners or Affiliates of Distributor is an employee, executive officer, or Affiliate of Rambam Hospital group;

6.2.3 Neither Distributor or any of its Affiliates was responsible for or participated in the decision of the Rambam Hospital group to enter into the License Agreement

with the Company;

6.2.4 The distributor arrangement under this Agreement providing for the rights for Israel to be held by Distributor, and not the Rambam Hospital group, is proper and was properly obtained by Distributor under the laws of Israel, and would not render the Company having legal exposure under the United States Foreign Corrupt Practices Act.

7. Confidentiality of Information and Materials

7.1 Each Party agrees to hold in strict confidence and not to disclose to others or use for its own account, during the Term of this Agreement and for three (3) years after the effective date of termination of this Agreement, any Confidential Information of the other Party, except to the extent required for the purpose of implementation of this Agreement.

7.2 Notwithstanding the above, "Confidential Information" shall not include information which the receiving party can demonstrate by written evidence: i) was in its possession at the time of disclosure and was not acquired by the receiving party directly or indirectly from disclosing party on a confidential basis, ii) becomes available to receiving party on a non-confidential basis from a source other than disclosing party (whether directly or indirectly) and which source to the best of receiving party's knowledge did not acquire the information on a confidential basis, or iii) is approved for release or use without restriction by written authorization of an officer of the Party owning the Confidential Information.

If Confidential Information is required to be disclosed by any law, rule or regulation or by any applicable judgment, order or decree of any court or governmental body or agency having jurisdiction, the Party required to disclose the Confidential Information will give the Party owning the Confidential Information notice, to the extent reasonably practicable, of the proposed disclosure so as to afford the Party owning the Confidential Information an opportunity to seek to prevent its disclosure.

7.3 Each Party shall, at the request of the other Party, upon termination of this Agreement, return to the other Party any Confidential Information received from the other Party, including all copies thereof.

8. Warranty, Liability and Indemnification

8.1 Product Warranty. Company warrants to Distributor that all Products (a) will conform with all written specifications agreed in writing between the Parties from time to time, (b) merchantable and free of defects in material, workmanship, and design, and (c) will comply with all applicable laws and regulations.

8.2 Title Warranty. Company also warrants that title to all Products delivered to Distributor under this Agreement shall be free and clear of all liens, encumbrances,

8.5 Indemnification.

8.5.1 Company hereby agrees to defend and indemnify Distributor, and hold it harmless, from and against all claims, suits, damages, judgments, losses, amounts paid in settlement thereof and all costs and expenses (including reasonable attorneys' fees and expenses) based upon, relating to, or arising out of (i) a breach by the Company of any provision herein or applicable law or regulation; (ii) Company's negligence or willful misconduct; (iii) any personal injury, property damage or product liability claim or third-party claim raised against Distributor due to the design, materials or workmanship of the Products; and/or (iv) a claim of any Intellectual Property infringement, including, but not limited to Trademark, Patent or Copyright infringement brought against Distributor due to the design of the Products.

8.5.2 Distributor hereby agrees to defend and indemnify Company, and hold it harmless, from and against all claims, suits, damages, judgments, losses, amounts paid in settlement thereof and all costs and expenses (including reasonable attorneys' fees and expenses) (in this Section: "**Losses**") based upon, relating to, or arising out of (i) a breach by the Distributor of any provision herein or applicable law or regulation in the Territory; (ii) Distributor's negligence or willful misconduct; and/or (iii) any personal injury, property damage or product liability claim or third-party claim raised against Company due to the distribution of the Products by Distributor in the Territory, but excluding, in each case ((i) through (iii)), such Losses arising or resulting from a cause or event for which Company is obligated to indemnify Distributor pursuant to Section 8.5.1 above.

8.6 NEITHER PARTY SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER OR ANY THIRD PARTY FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES, INCLUDING BUT NOT LIMITED TO (I) LOST REVENUE OR (II) LOST PROFITS, IN EACH CASE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), FOR BREACH OF A STATUTORY DUTY, UNDER AN INDEMNITY (UNLESS EXPRESSLY STATED OTHERWISE IN THIS AGREEMENT), FOR STRICT LIABILITY OR OTHERWISE.

8.7 DISTRIBUTOR'S ENTIRE LIABILITY TO COMPANY IN RESPECT OF ANY CLAIM ARISING FROM OR RELATED TO THIS AGREEMENT, A PURCHASE ORDER AND/OR THE PRODUCTS, WHETHER IN CONTRACT AND/OR IN TORT (INCLUDING NEGLIGENCE), FOR BREACH OF A STATUTORY DUTY, UNDER THIS AGREEMENT AND ANY APPLICABLE PURCHASE ORDER OR OTHERWISE, SHALL BE LIMITED IN AGGREGATE TO AN AMOUNT OF US$ 50,000.

9. Exclusivity

Company expressly agrees that, as long as Distributor is entitled to exclusivity under this Agreement, it shall not, directly or indirectly, engage in or assist in the distribution, marketing or sale of the Products in the Territory. In addition, Company shall use its best commercial efforts to prevent its distributors from distributing Products in the Territory.

10. Insurance.

Company shall procure and maintain for the duration of this Agreement insurance against claims for injuries to persons or damages to property which may arise from or in connection with this Agreement including Product Liability Insurance on an "occurrence" basis, including products liability on an "claims made" basis to cover property damage, bodily injury with limits of $3,000,000 per occurrence and in the aggregate and Errors and Omissions Insurance appropriate to respond to the duties and obligations as is undertaken by the Company and shall include, but not be limited to, claims involving infringement of intellectual property, copyright, trademark, invasion of privacy violations, information theft, release of private information, extortion and network security.

11. Term and Termination

11.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect for a period of ten (10) years (the " **Term**").

11.2 Termination. Either Party may terminate this Agreement within thirty (30) days written notice thereof from the other Party.

11.3 Cessation of Deliveries. Upon expiration or termination of this Agreement, Company shall supply all Purchase Orders submitted in accordance with binding quarterly forecasts or otherwise confirmed by the Company.

12. Force Majeure

If the performance of this Agreement by either Party is prevented, restricted or interfered by reason of war, revolution, blockage, embargo, strikes, fire, flood, typhoon, earthquake, and other natural disaster, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or judicial authority, which is beyond the reasonable control of the Party affected, then the Party so affected shall, upon giving a prior written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, or interference, provided, however, that the Party so affected shall use its reasonable commercial efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

13. Entire Agreement; Modification

This Agreement, the Exhibits attached thereto and the Company's letter of undertaking of even date, constitute the entire agreement between the Parties and supersede all previous negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner, except by instruments signed by duly authorized officers or representatives of each of the Parties hereto.

14. Dispute Resolution

This Agreement shall be governed by the laws of the State of New York, United States of America, without giving effect to the principles of the conflict of laws thereof. Any disputes or controversies arising between the Parties in connection with this Agreement shall be referred to the exclusive jurisdiction of the competent courts in or serving the city of New York, NY.

15. Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and will be interpreted to reflect the original intent of the Parties. The Parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly reflects the Parties' intent in entering into this

Agreement.

16. No Waiver

The failure of either Party at any time to require performance by the other Party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

17. Notices

All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective Parties at the following addresses, or to such other addresses as may be designated by the Parties in writing from time to time by postage prepaid registered or certified mail or electronic mail or other reliable method of transmission:

To Company: 121 S Orange Ave, Suite 1500, Orlando FL, 32801

To Distributor: Ben Zvi 12/64, Kiryat Motzkin Israel

Notice shall be deemed received by the receiving Party on and after seven (7) business days of mailing, if mailed, when actually delivered by hand, if so delivered, and on the first business day (at the receiving end) following transmission if transmitted by email.

18. Headings; Joint Drafting

18.1 The headings of the provisions in this Agreement are for convenience only and have no influence on the interpretation of the provisions.

18.2 Each Party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement

19. Language

This Agreement shall be prepared and executed in English. Translation of this Agreement into any other language shall be for the convenience of the Parties hereto and all questions arising from this Agreement shall be determined by reference to the official English language version of the Agreement.

20. Counterparts

This Agreement may be executed in separate counterparts with the same effect as if both Parties had executed the same document. All such counterparts shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

Company

By: **Nutriband Inc.**

Name: Gareth Sheridan

Title: CEO

Distributor

By: **BPM Inno Ltd.**

Name: Igal Bronfman

Title: CEO

<u>Exhibits</u>:

Exhibit A – Products

Closed System Transfer Device of IV Drugs

Exhibit B – Territory

The Territory: Israel

Distributor shall have a right of first refusal in relation to all other countries/states, other than United States, Korea, China, Vietnam, Canada and Ecuador (the "**Excluded Countries**"),

Exhibit C – Shareholders of Distributor
Igal Bronfman